SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 1, 2010
BROADCOM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5300 California Avenue, Irvine, CA 92617

(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (949) 926-5000
Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 1.01. Entry into a Material Definitive Agreement
On November 1, 2010, Broadcom Corporation (“Broadcom”) completed its previously-announced private offering of $300 million aggregate principal amount of 1.500% Senior Notes due 2013 (the “2013 Notes”) and $400 million aggregate principal amount of 2.375% Senior Notes due 2015 (the “2015 Notes”, and together with the 2013 Notes, the “Notes”).
In connection with the closing of the Notes offering, Broadcom entered into an indenture, dated November 1, 2010, between Broadcom and Wilmington Trust FSB, as trustee (the “Base Indenture”), and a supplemental indenture to the Base Indenture setting forth the terms of the Notes (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).
The 2013 Notes mature on November 1, 2013, and accrue interest at a rate of 1.500% per annum, payable semiannually in arrears in cash on May 1 and November 1 of each year, beginning May 1, 2011. The 2015 Notes mature on November 1, 2015, and accrue interest at a rate of 2.375% per annum, payable semiannually in arrears in cash on May 1 and November 1, beginning May 1, 2011.
Broadcom may redeem the Notes, at any time in whole or from time to time in part, at a specified make-whole premium. In the event of a change of control triggering event, each holder of Notes will have the right to require Broadcom to purchase for cash all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest. The Indenture contains covenants limiting Broadcom’s ability to create certain liens, enter into sale and lease-back transactions, and consolidate or merge with or into, or convey, transfer or lease all or substantially all the Broadcom’s properties and assets to, another person, each subject to certain exceptions.
The above description is qualified in its entirety by reference to the terms of the Base Indenture, attached as Exhibit 4.01, and the Supplemental Indenture, including the form of Notes, attached as Exhibit 4.02, in each case incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
In connection with the sale of the Notes, Broadcom entered into a registration rights agreement, dated as of November 1, 2010, with the initial purchasers of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Broadcom intends to file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) with respect to an offer to exchange the Notes for notes that are substantially similar to the 2013 Notes and the 2015 Notes, as applicable (collectively, the “New Notes”) (except that (i) interest on the New Notes will accrue from the last date on which interest was paid on the Notes, (ii) the New Notes will not contain restrictions on transfer and (iii) the New Notes will not provide for the payment of additional interest (as described below)). Broadcom will use its commercially reasonable efforts to cause the exchange offer registration statement to be declared effective by the SEC and to consummate the exchange offer by no later than November 1, 2011. If Broadcom fails to complete the exchange offer by such deadline (a “Registration Default”), then it will, with certain exceptions, be required to pay additional interest to the holders of the Notes.
The above description is qualified in its entirety by reference to the terms of the Registration Rights Agreement attached as Exhibit 4.03 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

4.01	–	Indenture, dated November 1, 2010, between Broadcom and Wilmington Trust FSB.

4.02	–	Supplemental Indenture, dated November 1, 2010, between Broadcom and Wilmington Trust FSB, including the forms of Broadcom’s 1.500% Senior Notes due 2013 and 2.375% Senior Notes due 2015.

4.03	–	Registration Rights Agreement, dated as of November 1, 2010, among Broadcom, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 1, 2010	BROADCOM CORPORATION, a California corporation

	By:	/s/ Eric K. Brandt
Eric K. Brandt
Executive Vice President and Chief Financial Officer